Exhibit 99.1
World Fuel Announces Board Leadership Transition
Founder Michael J. Kasbar to step down as Executive Chairman; Ken Bakshi appointed Independent Chairman
MIAMI, September 17, 2026 – World Kinect Corporation (NYSE: WKC), operating as World Fuel, today announced that Michael J. Kasbar will step down as Executive Chairman and that independent director Ken Bakshi has been appointed Chairman of the Board. The changes will be effective December 31, 2026.
Kasbar co-founded Trans Tec Services in 1984, the marine fuel brokerage business whose acquisition laid the foundation for what we know today as World Fuel. Over more than four decades with the Company, including as Chief Executive Officer and Executive Chairman, he helped transform World Fuel from a startup into a Fortune 100 company and a global leader in energy management.
"Michael's contributions to World Fuel are extraordinary," said Ken Bakshi. "His vision and entrepreneurial spirit helped build World Fuel into the company it is today. On behalf of the Board, I want to thank Michael for his decades of service and his unwavering commitment to our company's mission and its stakeholders. I am honored to assume the role of Chairman and look forward to working closely with Ira Birns, our Chief Executive Officer, the Board and the management team as World Fuel continues to strengthen its global market position and create long-term shareholder value."
"When we started this company more than four decades ago, we set out to build an organization that could evolve alongside our customers and adapt to changing markets," said Kasbar. "What makes me most proud today is not simply how far we have come, but the strength of our global platform and the culture and leadership team we have built. Throughout our history, World Fuel has consistently innovated and expanded its capabilities, finding new ways to create value for customers and shareholders. I have worked closely with Ira and our executive team for many years and have great confidence in their ability to build on the momentum already underway, capitalize on the opportunities ahead, and lead the company through its next chapter."
Birns added, "It is hard to separate Michael from the history of World Fuel. His foresight, determination and commitment to excellence have given us the foundation from which we will continue to build. On behalf of our employees and management team, I want to thank Michael for his leadership and support. Ken's experience and perspective will be invaluable as we build on World Fuel's strong foundation and pursue the opportunities ahead."
Mr. Bakshi has served on World Fuel's Board of Directors since 2002 and brings more than three decades of international business, private equity and advisory experience. Throughout his career, he has served as a public-company executive, founder and entrepreneur, with leadership experience spanning the energy, healthcare, technology and business services sectors. Together with more than 20 years of service on the Board, Mr. Bakshi’s broad business experience, strategic perspective and deep knowledge of World Fuel position him well to serve as Chairman. The Board believes that an independent Chair strengthens the Board's independent oversight and effectiveness.

About World Fuel
Headquartered in Miami, Florida, we are a leading global provider of aviation, marine and ground-based transportation fuels and complementary services. Through an integrated global supply and logistics network, we source and distribute products and services to meet customer needs across more than 200 countries and territories throughout the world, including lower-carbon fuels to support customers' energy-transition objectives. In the United States, we also market natural gas and related solutions.
For more information, visit www.world-kinect.com.
Forward-Looking Statements
This release contains forward-looking statements within the meaning of the federal securities laws. These statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. World Fuel undertakes no obligation to update any forward-looking statements, except as required by law.